Exhibit 99.1

PCTEL Achieves $26.3 Million in First Quarter Revenue

An Increase of 11 Percent from the Same Period Last Year

BLOOMINGDALE, IL. – May 5, 2015 – PCTEL, Inc. (NASDAQ:PCTI), a leader in Performance Critical Telecom solutions, announced its 2015 first quarter results.

First Quarter Highlights

$26.3 million in revenue for the quarter, an increase of 11 percent from the same period last year. $1.2 million of the increase reflected revenue from our most recent acquisition. Organic growth was six percent.

Gross profit margin of 39 percent in the quarter, compared to 41 percent for the same period last year.

GAAP operating margin of just under break even for the quarter, compared to operating margin of negative two percent for the same period last year.

GAAP net loss of $33,000 for the quarter, or $(0.00) per diluted share, compared to a net loss of $146,000, or $(0.01) per diluted share for the same period last year.

Non-GAAP operating profit and net income are measures the company uses to reflect the results of its core earnings. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

Non-GAAP operating margin of four percent in the quarter, compared to five percent in the same period last year. The first quarter 2015 incurred expenses for the Nexgen acquisition totaling three percent of revenue.

Non-GAAP net income of $904,000 or $0.05 per diluted share in the quarter, compared to $914,000 or $0.05 per diluted share in the same period last year. The first quarter 2015 incurred expenses for the Nexgen acquisition totaling $0.03 per share.

$38.9 million of cash and short-term investments at March 31, 2015, a decrease of approximately $21.1 million from the preceding quarter. During the quarter the Company used $20.5 million of cash for the Nexgen acquisition and $929,000 for the regular quarterly dividend, and generated $278,000 of cash and investments from all other sources.

“While pleased with year-over-year-growth, we had anticipated stronger engineering services and continued strength in antenna and mobile tower sales into the oil and gas industry,” said Marty Singer, PCTEL’s Chairman and CEO. “Fortunately, we have seen a rebound in spending on engineering services, positive market reaction to the IBflex® and SeeWave™, and stronger broadband wireless antenna sales to our major OEMs, and the benefit of our recent acquisition,” added Singer.

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 5:15 PM ET. The call can be accessed by dialing (877) 734-5369 (U.S. / Canada) or (706) 679-6397 (International), conference ID: 13775110. The call will also be webcast at http://investor.pctel.com/events.cfm.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (855) 859-2056 (U.S./Canada), or International (404) 537-3406, conference ID: 13775110.

About PCTEL

PCTEL delivers Performance Critical Telecom solutions. The industry relies upon PCTEL to benchmark network performance, analyze trends, and optimize wireless networks. PCTEL’s antennas and site solutions are vital elements for SCADA, oil and gas, utilities, fleet management, health care, public safety, education, small cell, and network timing.

PCTEL’s RF Solutions products and services improve the performance of wireless networks globally. PCTEL’s performance critical products include its MXflex™, IBflex®, and EXflex® SeeGull® scanning receivers and related SeeHawk® and SeeWave™ tools. PCTEL’s sophisticated engineering services utilize these products as well as the Meridian™ network analytics portfolio (Map IQ, Network IQ, and Subscriber IQ).

PCTEL Connected Solutions™ designs and delivers performance critical antennas and site solutions for wireless networks globally. PCTEL’s performance critical MAXRAD® and Bluewave™ antenna solutions include high rejection and high performance GPS and GNSS products, the industry leading Yagi portfolio, mobile and indoor LTE, broadband, and LMR antennas and PIM-rated antennas for transit, in-building, and small cell applications. We provide performance critical mobile towers for demanding emergency and oil and gas network applications and leverage our design, logistics, and support capabilities to deliver performance critical site solutions into carrier, railroad, and utility applications.

PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites: www.pctel.com, www.antenna.com, or www.rfsolutions.pctel.com.

PCTEL Safe Harbor Statement

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding the demand for engineering services, sales of certain RF Solutions products and the benefit of the most recent acquisition are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the customer demand for these types of products and services generally, PCTEL’s ability to successfully grow the wireless products business, and its ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

For further information contact:

John Schoen	Jack Seller
CFO	Public Relations
PCTEL, Inc.	PCTEL, Inc.
(630) 372-6800	(630) 372-6800

Jack.seller@pctel.com

PCTEL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	(unaudited) March 31, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$7,917	$20,432
Short-term investment securities	30,941	39,577
Accounts receivable, net of allowance for doubtful accounts of $107 and $121 at March 31, 2015 and December 31, 2014, respectively	24,318	23,874
Inventories, net	17,704	16,358
Deferred tax assets, net	2,301	2,281
Prepaid expenses and other assets	2,121	1,757

Total current assets	85,302	104,279
Property and equipment, net	14,655	14,842
Goodwill	5,598	161
Intangible assets, net	13,044	2,637
Deferred tax assets, net	9,710	9,710
Other noncurrent assets	38	40

TOTAL ASSETS	$128,347	$131,669

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$5,895	$5,495
Accrued liabilities	6,818	10,211

Total current liabilities	12,713	15,706
Other long-term liabilities	437	448

Total liabilities	13,150	16,154

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,714,202 and 18,571,419 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	19	19
Additional paid-in capital	146,110	145,462
Accumulated deficit	(31,063)	(30,101)
Accumulated other comprehensive income	131	135

Total stockholders’ equity	115,197	115,515

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$128,347	$131,669

PCTEL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
REVENUES	$26,326	$23,656
COST OF REVENUES	16,137	14,074

GROSS PROFIT	10,189	9,582

OPERATING EXPENSES:
Research and development	2,738	3,242
Sales and marketing	3,530	2,956
General and administrative	3,363	3,232
Amortization of intangible assets	654	574

Total operating expenses	10,285	10,004

OPERATING LOSS	(96)	(422)
Other income, net	44	197

LOSS BEFORE INCOME TAXES	(52)	(225)
Benefit for income taxes	(19)	(79)

NET LOSS	($33)	($146)

Loss per Share:
Basic	($0.00)	($0.01)
Diluted	($0.00)	($0.01)

Weighed Average Shares:
Basic	18,312	18,176
Diluted	18,312	18,176

Cash dividend per share	$0.05	$0.04

PCTEL, INC.

P&L INFORMATION BY SEGMENT (unaudited)

(in thousands)

	Three Months Ended March 31, 2015
	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$17,354	$9,051	($79)	$26,326

GROSS PROFIT	5,444	4,736	9	10,189

OPERATING INCOME (LOSS)	$1,613	$1,210	($2,919)	($96)

	Three Months Ended March 31, 2014
	Connected Solutions	RF Solutions	Corporate	Total
REVENUES	$15,997	$7,722	($63)	$23,656

GROSS PROFIT	5,116	4,459	7	9,582

OPERATING INCOME (LOSS)	$1,170	$1,014	($2,606)	($422)

Reconciliation of GAAP to non-GAAP Results (unaudited)

(in thousands except per share information)

Reconciliation of GAAP operating loss to non-GAAP operating income (a)

	Three Months Ended March 31,
	2015	2014

Operating Loss	($96)	($422)

(a) Add:
Amortization of intangible assets	654	574
TelWorx investigation:
-General & Administrative	38	235
Stock Compensation:
-Cost of Goods Sold	73	86
-Engineering	115	173
-Sales & Marketing	158	147
-General & Administrative	155	345

	1,193	1,560

Non-GAAP Operating Income	$1,097	$1,138

% of revenue	4.2%	4.8%

Reconciliation of GAAP net loss to non-GAAP net income (b)

	Three Months Ended March 31,
	2015	2014

Net Loss	($33)	($146)

Adjustments:
(a) Non-GAAP adjustment to operating income	1,193	1,560
Other income related to SEC investigation of TelWorx	(38)	(220)
(b) Income Taxes	(218)	(280)

	937	1,060

Non-GAAP Net Income	$904	$914

Non-GAAP Earning per Share:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05

Weighed Average Shares:
Basic	18,312	18,176
Diluted	18,525	18,379

This schedule reconciles the Company’s GAAP operating loss and GAAP net loss to its non-GAAP operating income and non-GAAP net income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.

(b) These adjustments include the items described in footnote (a) as well as other income for insurance claims related to the SEC investigation of TelWorx, and non-cash income tax expense.

Reconciliation of GAAP To non-GAAP SEGMENT INFORMATION (unaudited) (a)

(in thousands except per share information)

	Three Months Ended March 31, 2015
	Connected Solutions	RF Solutions	Corporate	Total

Operating Income (Loss)	$1,613	$1,210	($2,919)	($96)

Add:
Amortization of intangible assets	230	424	0	654
TelWorx investigation:
-General & Administrative	0	0	38	38
Stock Compensation:
-Cost of Goods Sold	36	37	0	73
-Engineering	46	69	0	115
-Sales & Marketing	103	55	0	158
-General & Administrative	25	19	111	155

	440	604	149	1,193

Non-GAAP Operating Income (Loss)	$2,053	$1,814	($2,770)	$1,097

	Three Months Ended March 31, 2014
	Connected Solutions	RF Solutions	Corporate	Total

Operating Income (Loss)	$1,170	$1,014	($2,606)	($422)

Add:
Amortization of intangible assets	370	204	0	574
TelWorx investigation:
-General & Administrative	0	0	235	235
Stock Compensation:
-Cost of Goods Sold	46	40	0	86
-Engineering	80	93	0	173
-Sales & Marketing	128	19	0	147
-General & Administrative	86	30	229	345

	710	386	464	1,560

Non-GAAP Operating Income (Loss)	$1,880	$1,400	($2,142)	$1,138

This schedule reconciles the Company’s GAAP operating income (loss) by segment to its non-GAAP operating income. The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.

(a) These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges, and general and administrative expenses associated with the SEC investigation of TelWorx.